UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2009
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On July 14, 2009, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its fiscal second quarter ended June 26, 2009. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.
On July 14, 2009, Group Inc. reported net revenues of $13.76 billion and net earnings of $3.44 billion for its second quarter ended June 26, 2009. Diluted earnings per common share were $4.93 compared with $4.58 for the second quarter ended May 30, 2008 and $3.39 for the first quarter ended March 27, 2009. Annualized return on average common shareholders’ equity (ROE) (1) was 23.0% for the second quarter of 2009 and 18.3% for the first half of 2009.
Excluding a one-time preferred dividend of $426 million related to the repurchase of the firm’s TARP preferred stock, diluted earnings per common share were $5.71 (2) for the second quarter of 2009 and annualized ROE was 23.8% (2) for the second quarter of 2009 and 19.2% (2) for the first half of 2009.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $1.44 billion, 15% lower than the second quarter of 2008 and 75% higher than the first quarter of 2009.
Net revenues in Financial Advisory were $368 million, 54% lower than the second quarter of 2008, primarily reflecting a significant decline in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $1.07 billion, 21% higher than the second quarter of 2008, due to significantly higher net revenues in equity underwriting, as well as higher net revenues in debt underwriting. The increase in equity underwriting reflected very strong client activity. The increase in debt underwriting primarily reflected higher net revenues from investment-grade and municipal activity. The firm’s investment banking transaction backlog decreased during the quarter. (3)

Trading and Principal Investments
Net revenues in Trading and Principal Investments were $10.78 billion, 93% higher than the second quarter of 2008 and 51% higher than the first quarter of 2009.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $6.80 billion, significantly higher than the second quarter of 2008. These results reflected particularly strong performances in credit products, interest rate products and currencies, reflecting strength in the client franchise. In addition, net revenues in both mortgages and commodities were higher compared with the second quarter of 2008. Results in mortgages included a loss of approximately $700 million on commercial mortgage loans. During the quarter, FICC operated in an environment characterized by strong client-driven activity, particularly in more liquid products, favorable market opportunities and tighter corporate credit spreads.
Net revenues in Equities were $3.18 billion, 28% higher than the second quarter of 2008, reflecting significantly higher net revenues in derivatives and, to a lesser extent, principal strategies. In addition, net revenues in shares were solid, but essentially unchanged compared with the second quarter of 2008. Commissions declined compared with the second quarter of 2008. During the quarter, Equities operated in an environment characterized by solid client-driven activity, favorable market opportunities, a significant increase in global equity prices and a decline in volatility levels.
Principal Investments recorded net revenues of $811 million for the second quarter of 2009. These results included a gain of $948 million related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC), a gain of $343 million from corporate principal investments and a loss of $499 million from real estate principal investments.
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $1.54 billion, 28% lower than the second quarter of 2008 and 6% higher than the first quarter of 2009.
Asset Management net revenues were $922 million, 21% lower than the second quarter of 2008, reflecting lower assets under management, principally due to market depreciation since the end of the second quarter of 2008. During the second quarter of 2009, assets under management increased $48 billion to $819 billion (4), due to $42 billion of market appreciation, primarily in equity and fixed income assets, and $6 billion of net inflows.
Securities Services net revenues were $615 million, 38% lower than the second quarter of 2008. The decrease in net revenues primarily reflected the impact of lower customer balances compared with the second quarter of 2008.
Expenses
Operating expenses were $8.73 billion, 33% higher than the second quarter of 2008 and 28% higher than the first quarter of 2009.
Compensation and Benefits
Compensation and benefits expenses (including salaries, estimated year-end discretionary compensation, amortization of equity awards and other items such as payroll taxes, severance costs and benefits) were $6.65 billion, which was higher than the second quarter of 2008, primarily due to higher net revenues. The ratio of compensation and benefits to net revenues was 49.0% for the first half of 2009. Total staff decreased 1% during the quarter.
Non-Compensation Expenses
Non-compensation expenses, excluding consolidated entities held for investment purposes (5), were $1.80 billion, 8% lower than the second quarter of 2008 and 11% higher than the first quarter of 2009. The decrease compared with the second quarter of 2008 was attributable to lower brokerage, clearing, exchange and distribution fees, principally reflecting lower transaction volumes in Equities. In addition, non-compensation expenses during the second quarter of 2009 were generally lower than the second quarter of 2008 principally due to the impact of reduced staff levels and the effect of expense reduction initiatives. These decreases were partially offset by the impact of higher FDIC fees on bank deposits, including the impact of a special assessment of approximately $50 million, and net provisions for litigation and regulatory proceedings of $25 million. The increase in non-compensation expenses related to consolidated entities held for investment purposes reflected real estate impairment charges of approximately $170 million during the second quarter of 2009. Including consolidated investment entities held for investment purposes, non-compensation expenses were $2.08 billion, essentially unchanged from the second quarter of 2008 and the first quarter of 2009.
Provision for Taxes
The effective income tax rate for the first half of 2009 was 31.5%, up slightly from 31.0% for the first quarter of 2009.

Capital
As of June 26, 2009, total capital was $254.05 billion, consisting of $62.81 billion in total shareholders’ equity (common shareholders’ equity of $55.86 billion and preferred stock of $6.96 billion) and $191.24 billion in unsecured long-term borrowings. Book value per common share was $106.41 and tangible book value per common share (6) was $96.94, an increase of approximately 8% and 10%, respectively, during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 524.9 million at period end.
During the quarter, Group Inc. completed a public offering of 46.7 million common shares at $123.00 per share for total proceeds of $5.75 billion.
On June 17, 2009, Group Inc. repurchased from the U.S. Treasury the 10.0 million shares of the firm’s Fixed Rate Cumulative Perpetual Preferred Stock, Series H, that were issued to the U.S. Treasury pursuant to the U.S. Treasury’s TARP Capital Purchase Program. The aggregate purchase price paid by Group Inc. to the U.S. Treasury for the Preferred Stock was $10.04 billion (including accrued dividends). The repurchase included a one-time preferred dividend of $426 million, which is included in our results for the second quarter of 2009.
Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 capital ratio under Basel I (7) was 13.8% as of June 26, 2009, up from 13.7% as of March 27, 2009. Under the capital guidelines applicable to the firm when it was regulated by the SEC as a Consolidated Supervised Entity, the firm’s Tier 1 capital ratio under Basel II (7) was 16.1% as of June 26, 2009, up from 16.0% as of March 27, 2009.
Other Balance Sheet and Liquidity Metrics
•	Total assets (8) were $890 billion as of June 26, 2009, down 4% from March 27, 2009.
•	Level 3 assets (9) were approximately $54 billion as of June 26, 2009 (down from $59 billion as of March 27, 2009) and represented 6.1% of total assets.
•	Average global core excess (10) liquidity was $170.95 billion for the second quarter of 2009, up from $163.74 billion for the first quarter of 2009.
Dividends
The Board of Directors of Group Inc. (the Board) declared a dividend of $0.35 per common share to be paid on September 24, 2009 to common shareholders of record on August 25, 2009. The Board also declared dividends of $236.98, $387.50, $252.78 and $252.78 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on August 10, 2009 to preferred shareholders of record on July 26, 2009. In addition, the Board declared a dividend of $2,500 per share of Series G Preferred Stock to be paid on August 10, 2009 to preferred shareholders of record on July 26, 2009.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.
Certain of the information regarding the firm’s Tier 1 capital ratios, risk-weighted assets, total assets, level 3 assets and average global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its quarterly financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	June 26,	March 27,	May 30,	March 27,	May 30,
	2009	2009	2008	2009	2008
Investment Banking
Financial Advisory	$368	$527	$800	(30)%	(54)%

Equity underwriting	736	48	616	N.M.	19
Debt underwriting	336	248	269	35	25

Total Underwriting	1,072	296	885	N.M.	21

Total Investment Banking	1,440	823	1,685	75	(15)

Trading and Principal Investments
FICC	6,795	6,557	2,379	4	186

Equities trading	2,157	1,027	1,253	110	72
Equities commissions	1,021	974	1,234	5	(17)

Total Equities	3,178	2,001	2,487	59	28

ICBC	948	(151)	214	N.M.	N.M.
Other corporate and real estate gains and losses	(156)	(1,261)	476	N.M.	N.M.
Overrides	19	4	35	N.M.	(46)

Total Principal Investments	811	(1,408)	725	N.M.	12

Total Trading and Principal Investments	10,784	7,150	5,591	51	93

Asset Management and Securities Services
Management and other fees	918	931	1,153	(1)	(20)
Incentive fees	4	18	8	(78)	(50)

Total Asset Management	922	949	1,161	(3)	(21)

Securities Services	615	503	985	22	(38)

Total Asset Management and Securities Services	1,537	1,452	2,146	6	(28)

Total net revenues	$13,761	$9,425	$9,422	46	46

	Six Months Ended		% Change From
	June 26,	May 30,	May 30,
	2009	2008	2008
Investment Banking
Financial Advisory	$895	$1,463	(39)%

Equity underwriting	784	788	(1)
Debt underwriting	584	606	(4)

Total Underwriting	1,368	1,394	(2)

Total Investment Banking	2,263	2,857	(21)

Trading and Principal Investments
FICC	13,352	5,521	142

Equities trading	3,184	2,529	26
Equities commissions	1,995	2,472	(19)

Total Equities	5,179	5,001	4

ICBC	797	79	N.M.
Other corporate and real estate gains and losses	(1,417)	66	N.M.
Overrides	23	48	(52)

Total Principal Investments	(597)	193	N.M.

Total Trading and Principal Investments	17,934	10,715	67

Asset Management and Securities Services
Management and other fees	1,849	2,276	(19)
Incentive fees	22	202	(89)

Total Asset Management	1,871	2,478	(24)

Securities Services	1,118	1,707	(35)

Total Asset Management and Securities Services	2,989	4,185	(29)

Total net revenues	$23,186	$17,757	31

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	June 26,	March 27,	May 30,	March 27,	May 30,
	2009	2009	2008	2009	2008
Revenues
Investment banking	$1,440	$823	$1,685	75%	(15)%
Trading and principal investments	9,322	5,706	5,239	63	78
Asset management and securities services	957	989	1,221	(3)	(22)

Total non-interest revenues	11,719	7,518	8,145	56	44

Interest income	3,470	4,362	9,498	(20)	(63)
Interest expense	1,428	2,455	8,221	(42)	(83)

Net interest income	2,042	1,907	1,277	7	60

Net revenues, including net interest income	13,761	9,425	9,422	46	46

Operating expenses
Compensation and benefits	6,649	4,712	4,522	41	47

Brokerage, clearing, exchange and distribution fees	574	536	741	7	(23)
Market development	82	68	126	21	(35)
Communications and technology	173	173	192	—	(10)
Depreciation and amortization (11)	426	549	220	(22)	94
Occupancy	242	241	234	—	3
Professional fees	145	135	185	7	(22)
Other expenses	441	382	370	15	19

Total non-compensation expenses	2,083	2,084	2,068	—	1

Total operating expenses	8,732	6,796	6,590	28	33

Pre-tax earnings	5,029	2,629	2,832	91	78
Provision for taxes	1,594	815	745	96	114

Net earnings	3,435	1,814	2,087	89	65

Preferred stock dividends	717	155	36	N.M.	N.M.

Net earnings applicable to common shareholders	$2,718	$1,659	$2,051	64	33

Earnings per common share
Basic (12)	$5.27	$3.48	$4.80	51%	10%
Diluted	4.93	3.39	4.58	45	8

Average common shares outstanding
Basic	514.1	477.4	427.5	8	20
Diluted	551.0	489.2	447.4	13	23

Selected Data
Total staff at period end (13)	29,400	29,800	35,000	(1)	(16)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Six Months Ended		% Change From
	June 26,	May 30,	May 30,
	2009	2008	2008
Revenues
Investment banking	$2,263	$2,851	(21)%
Trading and principal investments	15,028	10,116	49
Asset management and securities services	1,946	2,562	(24)

Total non-interest revenues	19,237	15,529	24

Interest income	7,832	20,743	(62)
Interest expense	3,883	18,515	(79)

Net interest income	3,949	2,228	77

Net revenues, including net interest income	23,186	17,757	31

Operating expenses
Compensation and benefits	11,361	8,523	33

Brokerage, clearing, exchange and distribution fees	1,110	1,531	(27)
Market development	150	270	(44)
Communications and technology	346	379	(9)
Depreciation and amortization (11)	975	474	106
Occupancy	483	470	3
Professional fees	280	363	(23)
Other expenses	823	772	7

Total non-compensation expenses	4,167	4,259	(2)

Total operating expenses	15,528	12,782	21

Pre-tax earnings	7,658	4,975	54
Provision for taxes	2,409	1,377	75

Net earnings	5,249	3,598	46

Preferred stock dividends	872	80	N.M.

Net earnings applicable to common shareholders	$4,377	$3,518	24

Earnings per common share
Basic (12)	$8.81	$8.18	8%
Diluted	8.42	7.81	8

Average common shares outstanding
Basic	495.7	430.3	15
Diluted	520.1	450.6	15

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	June 26,	March 27,	May 30,	March 27,	May 30,
	2009	2009	2008	2009	2008
Non-compensation expenses of consolidated investments (5)	$286	$460	$123	(38)%	133%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	574	536	741	7	(23)
Market development	80	66	124	21	(35)
Communications and technology	171	172	191	(1)	(10)
Depreciation and amortization (11)	220	201	184	9	20
Occupancy	223	208	211	7	6
Professional fees	143	133	181	8	(21)
Other expenses	386	308	313	25	23

Subtotal	1,797	1,624	1,945	11	(8)

Total non-compensation expenses, as reported	$2,083	$2,084	$2,068	—	1

	Six Months Ended		% Change From
	June 26,	May 30,	May 30,
	2009	2008	2008
Non-compensation expenses of consolidated investments (5)	$746	$248	N.M. %

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	1,110	1,531	(27)
Market development	146	265	(45)
Communications and technology	343	377	(9)
Depreciation and amortization (11)	421	413	2
Occupancy	431	428	1
Professional fees	276	357	(23)
Other expenses	694	640	8

Subtotal	3,421	4,011	(15)

Total non-compensation expenses, as reported	$4,167	$4,259	(2)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (14)
$ in millions

	Three Months Ended
	June 26,	March 27,	May 30,
	2009	2009	2008
Risk Categories
Interest rates	$205	$218	$144
Equity prices	60	38	79
Currency rates	39	38	32
Commodity prices	40	40	48
Diversification effect (15)	(99)	(94)	(119)

Total	$245	$240	$184

Assets Under Management (16)
$ in billions

	As of					% Change From
	June 30,		March 31,		May 31,	March 31,	May 31,
	2009		2009		2008	2009	2008
Asset Class
Alternative investments	$142		$141		$146	1%	(3)%
Equity	121		101		211	20	(43)
Fixed income	272		248		269	10	1

Total non-money market assets	535		490		626	9	(15)

Money markets	284		281		269	1	6

Total assets under management	$819	(4)	$771	(4)	$895	6	(8)

	Three Months Ended
	June 30,		March 31,		May 31,
	2009		2009		2008
Balance, beginning of period	$771		$798		$873

Net inflows / (outflows)
Alternative investments	(2)		(2)		(3)
Equity	(1)		(1)		(18)
Fixed income	6		(3)		10

Total non-money market net inflows / (outflows)	3		(6)		(11)

Money markets	3		(5)		17

Total net inflows / (outflows)	6	(4)	(11	) (4)	6

Net market appreciation / (depreciation)	42		(16)		16

Balance, end of period	$819		$771		$895

Principal Investments (17) $ in millions

	As of June 26, 2009
	Corporate		Real Estate		Total
Private	$9,407		$1,812		$11,219
Public	1,747		43		1,790

Subtotal	11,154		1,855		13,009
ICBC ordinary shares (18)	6,269		—		6,269

Total	$17,423	(19)	$1,855		$19,278

Footnotes
(1)	Annualized return on average common shareholders’ equity (ROE) is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The one-time preferred dividend of $426 million related to the repurchase of the firm’s TARP preferred stock (calculated as the difference between the carrying value and the redemption value of the preferred stock) was not annualized in the calculation of annualized net earnings applicable to common shareholders since it has no impact on other quarters in the year. The following table sets forth our average common shareholders’ equity:

	Average for the
	Three Months Ended	Six Months Ended
	June 26, 2009	June 26, 2009
	(unaudited, $ in millions)
Total shareholders’ equity	$66,870	$65,167
Preferred stock	(14,125)	(15,139)

Common shareholders’ equity	$52,745	$50,028

(2)	Management believes that presenting the firm’s results excluding the impact of the one-time preferred dividend of $426 million related to the repurchase of the firm’s TARP preferred stock is meaningful because it increases the comparability of period-to-period results. The following tables set forth the calculation of net earnings applicable to common shareholders, diluted earnings per common share and average common shareholders’ equity excluding the impact of this one-time preferred dividend:

	For the
	Three Months Ended	Six Months Ended
	June 26, 2009	June 26, 2009
	(unaudited, in millions, except
	per share amounts)
Net earnings applicable to common shareholders	$2,718	$4,377
Impact of one-time TARP preferred dividend	426	426

Net earnings applicable to common shareholders, excluding the impact of one-time TARP preferred dividend	3,144	4,803
Divided by: average diluted common shares outstanding	551.0	520.1

Diluted earnings per common share, excluding the impact of one-time TARP preferred dividend	$5.71	$9.23

	Average for the
	Three Months Ended	Six Months Ended
	June 26, 2009	June 26, 2009
	(unaudited, $ in millions)
Total shareholders’ equity	$66,870	$65,167
Preferred stock	(14,125)	(15,139)

Common shareholders’ equity	52,745	50,028
Impact of one-time TARP preferred dividend on average common shareholders’ equity	107	61

Common shareholders’ equity, excluding the impact of one-time TARP preferred dividend on average common shareholders’ equity	$52,852	$50,089

Footnotes (continued)
(3)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(4)	Excludes the federal agency pass-through mortgage-backed securities account managed for the Federal Reserve.

(5)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(6)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The following table sets forth the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
June 26, 2009
(unaudited, $ in millions)
Total shareholders’ equity	$62,813
Preferred stock	(6,957)

Common shareholders’ equity	55,856
Goodwill and identifiable intangible assets	(4,973)

Tangible common shareholders’ equity	$50,883

(7)	As a bank holding company, the firm is subject to regulatory capital requirements administered by the Federal Reserve Board. The firm is reporting its Tier 1 capital ratio in accordance with the regulatory capital requirements currently applicable to bank holding companies, which are based on the Capital Accord of the Basel Committee on Banking Supervision (Basel I). The Tier 1 capital ratio equals Tier 1 capital divided by total risk-weighted assets. The firm’s risk-weighted assets under Basel I were approximately $409 billion as of June 26, 2009. The firm continues to disclose its Tier 1 capital ratio in accordance with the capital guidelines applicable to it when the firm was regulated by the SEC as a Consolidated Supervised Entity. These guidelines were generally consistent with those set out in the Revised Framework for the International Convergence of Capital Measurement and Capital Standards issued by the Basel Committee on Banking Supervision (Basel II). The firm’s risk-weighted assets under Basel II were approximately $382 billion as of June 26, 2009. These ratios represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009. For a further discussion of the firm’s capital requirements, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009.

(8)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009.

(9)	SFAS No. 157, “Fair Value Measurements,” establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). Level 3 assets reflect prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. For a further discussion of the firm’s level 3 assets, see “Critical Accounting Policies — Fair Value — Fair Value Hierarchy — Level 3” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009. This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009.

(10)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. This amount represents the average loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as overnight cash deposits, of the global core excess. For a further discussion of the firm’s global core excess liquidity pool, please see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009. This amount represents a preliminary estimate as of the date of this Report on
Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009.

(11)	Beginning in the second quarter of 2009, “Amortization of identifiable intangible assets” is included in “Depreciation and amortization” in the consolidated statements of earnings. Prior periods have been reclassified to conform to the current presentation.

Footnotes (continued)
(12)	Basic earnings per common share for the three and six months ended June 26, 2009 were computed in accordance with FASB Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” and the impact was a reduction of $0.02 per basic common share. There was no impact from the adoption of FSP No. EITF 03-6-1 to earnings per basic common share for the quarter ended March 27, 2009. Prior periods have not been restated due to immateriality.

(13)	Includes employees, consultants and temporary staff. Excludes total staff of approximately 3,900, 3,900 and 4,900 as of June 26, 2009, March 27, 2009 and May 30, 2008, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $66 million, $70 million and $66 million for the three months ended June 26, 2009, March 27, 2009 and May 30, 2008, respectively, attributable to these consolidated entities.

(14)	VaR is the potential loss in value of the firm’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

(15)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(16)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.

(17)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.

(18)	Includes interests of $3.96 billion as of June 26, 2009 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge. On April 28, 2009, 20% of the ICBC shares held by the firm became free from transfer restrictions and the firm completed the disposition of these shares during the quarter. The remaining ICBC shares held by the firm are subject to transfer restrictions, which prohibit liquidation at any time prior to April 28, 2010.

(19)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged all of the common stock underlying this investment.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated July 14, 2009 containing financial information for its fiscal second quarter ended June 26, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: July 14, 2009	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer